UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/02/2007

TRI STATE 1ST BANC INC
(Exact name of registrant as specified in its charter)

Commission File Number:  000-32489

OH	34-1824708
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

16924 St. Clair Avenue, PO Box 796, East Liverpool, OH 43920
(Address of principal executive offices, including zip code)

330-385-9200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Stephen Beadnell, the Chief Financial Officer and Principal Accounting Officer of Tri-State 1st Banc, Inc. (the "Company"), informed the Company of his resignation from the CFO position, which will be effective November 2, 2007. Mr. Beadnell resigned in order to pursue another employment opportunity, but will be retained by the company as a part-time consultant.

(c) Effective November 5, 2007 Brad D. Winwood was appointed as the Chief Financial Officer and Principal Accounting Officer of the Company. Mr. Winwood is a graduate of West Liberty State College where he received a Bachelor Degree in Accounting, Data Processing and Business Management. He had worked as Senior Staff Accountant for the CPA firm of Wiseman Hutzell & Co. and later served as CFO and Controller for the Wellsburg Banking & Trust Company of Wellsburg, West Virginia. For the past fourteen years, Mr. Winwood has been associated with the Progressive Bank, N.A. of Wheeling, West Virginia. His most recent responsibilities included Senior Vice President, Chief Operations Officer, Chief Investment Officer and Senior Accounting Officer for the bank including its nine branch offices.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI STATE 1ST BANC INC

Date: November 02, 2007	By:	/s/ Charles B. Lang
Charles B. Lang
President